Exhibit 99.1

LAZARD LTD REPORTS FIRST-QUARTER 2020 RESULTS

Seamless transition to remote working environment during COVID-19 pandemic	Financial Advisory and Asset Management highly active as clients seek trusted expert advice	$211 million of capital returned to shareholders in first quarter

NEW YORK, April 30, 2020 – Lazard Ltd (NYSE: LAZ) today reported operating revenue1 of $563 million for the quarter ended March 31, 2020. Net income, as adjusted2, was $67 million, or $0.58 per share (diluted) for the quarter.

First-quarter 2020 net income on a U.S. GAAP basis was $64 million, or $0.56 per share (diluted).

“Lazard’s first priority during the global COVID-19 pandemic has been the health and safety of our employees, and we are focused on serving clients with all the resources of our global platform,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. “We seamlessly transitioned to a remote work environment, thanks to our investments in technology and the dedication of our global teams, who are helping clients navigate tremendous challenges caused by the pandemic and its economic impact. With Lazard’s solid financial footing, our deep relationships with clients, and unrivaled expertise in strategic advisory, restructuring and asset management solutions, we fully expect to emerge from this period in a position of strength.”

($ in millions, except per share data and AUM)	Quarter Ended March 31,
	2020	2019	%’20-’19
Net Income
U.S. GAAP	$64	$97	(34)%
Per share, diluted	$0.56	$0.80	(30)%
Adjusted[2]	$67	$106	(37)%
Per share, diluted	$0.58	$0.87	(33)%
Operating Revenue[1]
Total operating revenue	$563	$620	(9)%
Financial Advisory	$295	$330	(11)%
Asset Management	$269	$284	(5)%
AUM ($ in billions)
Period End	$193	$235	(18)%
Average	$222	$229	(3)%

Media Contact:	Judi Frost Mackey	+1 212 632 1428	judi.mackey@lazard.com
Investor Contact:	Alexandra Deignan	+1 212 632 6886	alexandra.deignan@lazard.com

Note: Endnotes are on page 6 of this release. A reconciliation of adjusted GAAP to U.S. GAAP is on pages 11-12.

COVID-19 ENVIRONMENT

In the first quarter of 2020, regional outbreaks of a novel coronavirus (COVID-19) became a global pandemic of unprecedented proportion and impact. Social distancing mandates severely affected the global economy and unemployment increased significantly. Governments and central banks responded at an historic scale to support economies and capital markets.

We took swift action, transitioning employees to remote operations, escalating employee engagement through live and interactive forums, and providing resources for individuals to support their communities. Our investments in technology enabled our teams to adapt quickly, employing virtual and secure cloud-based systems to continue communicating, collaborating and conducting client business in this new environment.

The timing of a recovery is uncertain, but will be driven by the course of the pandemic and the efficacy of economic stimulus on the economy. We expect a challenging environment in the near-term from elevated uncertainty, capital markets volatility, lower asset valuations and a downturn in global M&A activity. We believe that our strong financial position, the diversity of our business, and our consistent focus on cost discipline will enable us to weather the economic downturn.

OPERATING REVENUE

Operating revenue was $563 million for the quarter ended March 31, 2020, 9% lower than the first quarter of 2019.

Financial Advisory

Our Financial Advisory results include M&A Advisory, Capital Advisory, Capital Raising, Restructuring, Shareholder Advisory, Sovereign Advisory, and other strategic advisory work for clients.

Financial Advisory operating revenue was $295 million for the first quarter of 2020, 11% lower than the first quarter of 2019.

During and since the first quarter of 2020, Lazard has been engaged in significant and complex M&A transactions and other advisory assignments globally, including the following (clients are in italics): Ingersoll-Rand in the $15 billion combination of its Industrial segment with Gardner Denver; Special Committee of the Board of Taubman Centers in Taubman’s $10 billion sale to Simon Property Group; Apergy in its combination with ChampionX, valuing the combined entity at $7.4 billion; Capgemini’s €5.1 billion acquisition of Altran; UCB’s $2.5 billion acquisition of Ra Pharmaceuticals; Arqiva’s £2.0 billion sale of its Telecoms division to Cellnex; Consolidated Aerospace Manufacturing on its up to $1.5 billion sale to Stanley Black & Decker; Saint-Gobain on its $1.4 billion acquisition of Continental Building Products; and NiSource’s $1.1 billion sale of substantially all of the assets of Columbia Gas of Massachusetts to Eversource.

Lazard has one of the world’s preeminent restructuring practices, with a long track record of successfully advising businesses and governments. During and since the first quarter of 2020, we have been engaged in a broad range of highly visible and complex restructuring and debt advisory assignments for debtors or creditors, including roles involving: Diamond Offshore Drilling; Forever 21; Global Cloud Xchange; J.C. Penney; PG&E; Premier Oil; Pyxus International; Trevi Finanziaria Industriale; and Valaris. Lazard was the global leader in announced restructurings in the first quarter of 2020 (Source: Refinitiv).

Our Capital and Shareholder Advisory practices remain active globally, advising on a broad range of public and private assignments. Our Sovereign Advisory practice continues to be active advising governments, sovereign and sub-sovereign entities across developed and emerging markets.

For a list of publicly announced Financial Advisory transactions on which Lazard advised in the first quarter of 2020, or continued to advise or completed since March 31, 2020, please visit our website at www.lazard.com/businesses/transactions.

Asset Management

In the text portion of this press release, we present our Asset Management results as 1) Management fees and other revenue, and 2) Incentive fees.

Asset Management operating revenue was $269 million for the first quarter of 2020, 5% lower than the first quarter of 2019.

Management fees and other revenue was $267 million, 6% lower than the first quarter of 2019, and 7% lower than the fourth quarter of 2019.

Average AUM for the first quarter of 2020 was $222 billion, 3% lower than the first quarter of 2019, and 7% lower than the fourth quarter of 2019.

AUM as of March 31, 2020, was $193 billion, down 22% from December 31, 2019, and down 18% from March 31, 2019. The sequential decrease was primarily driven by market depreciation of $43.7 billion, foreign exchange depreciation of $6.6 billion, and net outflows of $4.9 billion.

Incentive fees during the period were $2 million, compared to $1 million for the first quarter of 2019.

OPERATING EXPENSES

Compensation and Benefits

In managing compensation and benefits expense, we focus on annual awarded compensation (cash compensation and benefits plus deferred incentive compensation with respect to the applicable year, net of estimated future forfeitures and excluding charges). We believe annual awarded compensation reflects the actual annual compensation cost more accurately than the GAAP measure of compensation cost, which includes applicable-year cash compensation and the amortization of deferred incentive compensation principally attributable to previous years’ deferred compensation. We believe that by managing our business using awarded compensation with a consistent deferral policy, we can better manage our compensation costs, increase our flexibility in the future and build shareholder value over time.

For the first quarter of 2020, we accrued adjusted compensation and benefits expense1 at an adjusted compensation ratio of 60.0%, compared to the first-quarter 2019 ratio of 57.5%. This resulted in $338 million of compensation and benefits expense, compared to $356 million for the first quarter of 2019.

We manage our compensation and benefits expense based on awarded compensation with a consistent deferral policy. We take a disciplined approach to compensation, and our goal is to maintain a compensation-to-operating revenue ratio over the cycle in the mid- to high-50s percentage range on both an awarded and adjusted basis, with consistent deferral policies.

Non-Compensation Expense

For the first quarter of 2020, adjusted non-compensation expense1 was $113 million, 3% lower than the first quarter of 2019, primarily reflecting lower travel and business development expenses, partly offset by higher technology investments.

The ratio of adjusted non-compensation expense to operating revenue was 20.0% for the first quarter of 2020, compared to 18.7% for the first quarter of 2019.

Our goal remains to achieve a non-compensation expense-to-operating revenue ratio over the cycle of 16% to 20%.

TAXES

The provision for taxes, on an adjusted basis1, was $27 million for the first quarter of 2020. The effective tax rate, on an adjusted basis, was 28.8% for the first quarter of 2020, compared to 19.4% for the first quarter of 2019 and 24.1% for the full year of 2019.

CAPITAL MANAGEMENT AND BALANCE SHEET

Our primary capital management goals include managing debt and returning capital to shareholders through dividends and share repurchases.

In the first quarter of 2020, Lazard returned $211 million to shareholders, which included: $49 million in dividends; $95 million in share repurchases of our common stock; and $67 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

As of March 31, 2020, we have repurchased 2.9 million shares of our common stock at an average price of $32.70 per share. In line with our objectives, these repurchases have more than offset the potential dilution from our 2019 year-end equity-based compensation awards (net of estimated forfeitures and tax withholding to be paid in cash in lieu of share issuances), which were granted at an average price of $42.89 per share. As of March 31, 2020, our remaining share repurchase authorization is $306 million.

On April 29, 2020, Lazard declared a quarterly dividend of $0.47 per share on its outstanding common stock. The dividend is payable on May 22, 2020, to stockholders of record on May 11, 2020.

Lazard’s financial position remains strong. As of March 31, 2020, our cash and cash equivalents were $793 million, and stockholders’ equity related to Lazard’s interests was $486 million.

***

CONFERENCE CALL

Lazard will host a conference call at 8:00 a.m. EDT on Thursday, April 30, 2020, to discuss the company’s financial results for the first quarter of 2020. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 (800) 458-4121 (U.S. and Canada) or +1 (323) 794-2093 (outside of the U.S. and Canada), 15 minutes prior to the start of the call.

A replay of the conference call will be available by 10:00 a.m. EDT, Thursday, April 30, 2020, via the Lazard Investor Relations website at www.lazard.com, or by dialing 1 (888) 203-1112 (U.S. and Canada) or +1 (719) 457-0820 (outside of the U.S. and Canada). The replay access code is 3220366.

ABOUT LAZARD

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from more than 40 cities across 25 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com. Follow Lazard at @Lazard.

***

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “target,” “goal”, or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These forward-looking statements, including with respect to the current COVID-19 pandemic, are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our reports on Forms 10-Q and 8-K, including the following:

•	A decline in general economic conditions or the global or regional financial markets;

•	A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites, Lazard’s Twitter account (twitter.com/Lazard) and other social media sites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.

***

ENDNOTES

[1]

A non-U.S. GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to the U.S. GAAP results, is the most meaningful and useful way to compare our operating results across periods.

[2]

First-quarter 2020 adjusted results[1] exclude a pre-tax charge of $3.7 million relating to an office space reorganization. On a U.S. GAAP basis, it resulted in a net charge of $2.5 million, or $0.02 (diluted) per share, in the first quarter of 2020.

LAZ-EPE

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LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Three Months Ended			% Change From
($ in thousands, except per share data)	March 31, 2020	December 31, 2019	March 31, 2019	December 31, 2019	March 31, 2019
Total revenue	$558,157	$743,406	$661,678	(25%)	(16%)
Interest expense	(20,143)	(22,065)	(18,004)

Net revenue	538,014	721,341	643,674	(25%)	(16%)
Operating expenses:
Compensation and benefits	319,755	427,308	372,254	(25%)	(14%)
Occupancy and equipment	32,198	34,045	28,295
Marketing and business development	20,186	30,947	27,984
Technology and information services	31,358	38,783	32,055
Professional services	14,545	23,386	14,217
Fund administration and outsourced services	26,390	28,201	28,930
Amortization and other acquisition-related costs	446	9,876	3,470
Other	9,039	10,321	16,806

Subtotal	134,162	175,559	151,757	(24%)	(12%)

Benefit pursuant to tax receivable agreement	—	(503)	—

Operating expenses	453,917	602,364	524,011	(25%)	(13%)

Operating income	84,097	118,977	119,663	(29%)	(30%)
Provision for income taxes	25,766	39,446	23,187	(35%)	11%

Net income	58,331	79,531	96,476	(27%)	(40%)
Net income (loss) attributable to noncontrolling interests	(5,691)	2,554	(566)

Net income attributable to Lazard Ltd	$64,022	$76,977	$97,042	(17%)	(34%)

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	106,303,962	107,548,260	111,944,255	(1%)	(5%)
Diluted	114,120,179	113,442,101	120,820,084	1%	(6%)
Net income per share:
Basic	$0.59	$0.70	$0.87	(16%)	(32%)
Diluted	$0.56	$0.67	$0.80	(16%)	(30%)

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

(U.S. GAAP)

($ in thousands)	March 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$793,477	$1,231,593
Deposits with banks and short-term investments	1,080,737	1,180,686
Cash deposited with clearing organizations and other segregated cash	41,398	43,280
Receivables	588,653	663,138
Investments	505,753	531,995
Goodwill and other intangible assets	357,245	373,594
Operating lease right-of-use assets	533,252	551,504
Deferred tax assets	569,546	586,750
Other assets	625,062	477,041

Total Assets	$5,095,123	$5,639,581

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Deposits and other customer payables	$1,144,992	$1,246,200
Accrued compensation and benefits	338,913	602,777
Operating lease liabilities	623,926	644,345
Tax receivable agreement obligation	221,787	247,344
Senior debt	1,680,204	1,679,562
Other liabilities	525,684	537,779

Total liabilities	4,535,506	4,958,007
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $.01 per share	—	—
Common stock, par value $.01 per share	1,128	1,128
Additional paid-in capital	—	41,020
Retained earnings	1,119,176	1,193,570
Accumulated other comprehensive loss, net of tax	(333,412)	(293,648)

Subtotal	786,892	942,070
Class A common stock held by subsidiaries, at cost	(300,459)	(332,079)

Total Lazard Ltd stockholders’ equity	486,433	609,991
Noncontrolling interests	73,184	71,583

Total stockholders’ equity	559,617	681,574

Total liabilities and stockholders’ equity	$5,095,123	$5,639,581

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Three Months Ended			% Change From
($ in thousands, except per share data)	March 31, 2020	December 31, 2019	March 31, 2019	December 31, 2019	March 31, 2019
Revenues:
Financial Advisory	$294,773	$394,689	$329,994	(25%)	(11%)
Asset Management	268,953	301,046	283,734	(11%)	(5%)
Corporate	(915)	12,275	6,262	NM	NM

Operating revenue (b)	$562,811	$708,010	$619,990	(21%)	(9%)

Expenses:
Adjusted compensation and benefits expense (c)	$337,686	$407,106	$356,494	(17%)	(5%)

Ratio of adjusted compensation to operating revenue	60.0%	57.5%	57.5%
Non-compensation expense (d)	$112,632	$129,615	$115,737	(13%)	(3%)

Ratio of non-compensation to operating revenue	20.0%	18.3%	18.7%
Earnings:
Earnings from operations (e)	$112,493	$171,289	$147,759	(34%)	(24%)

Operating margin (f)	20.0%	24.2%	23.8%
Adjusted net income (g)	$66,552	$105,268	$105,537	(37%)	(37%)

Diluted adjusted net income per share	$0.58	$0.91	$0.87	(36%)	(33%)

Diluted weighted average shares (h)	114,160,044	115,522,380	120,934,661	(1%)	(6%)
Effective tax rate (i)	28.8%	29.7%	19.4%

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

(unaudited)

($ in millions)

	As of			Variance
	March 31, 2020	December 31, 2019	March 31, 2019	Qtr to Qtr	1Q 2020 vs 1Q 2019
Equity:
Emerging Markets	$27,716	$40,612	$45,112	(31.8%)	(38.6%)
Global	39,094	49,759	46,788	(21.4%)	(16.4%)
Local	37,496	48,985	40,083	(23.5%)	(6.5%)
Multi-Regional	50,335	66,185	63,112	(23.9%)	(20.2%)

Total Equity	154,641	205,541	195,095	(24.8%)	(20.7%)
Fixed Income:
Emerging Markets	11,424	14,387	15,308	(20.6%)	(25.4%)
Global	9,100	9,233	6,410	(1.4%)	42.0%
Local	5,421	5,450	5,378	(0.5%)	0.8%
Multi-Regional	8,376	9,193	7,912	(8.9%)	5.9%

Total Fixed Income	34,321	38,263	35,008	(10.3%)	(2.0%)
Alternative Investments	1,902	2,149	2,659	(11.5%)	(28.5%)
Private Equity	1,406	1,385	1,393	1.5%	0.9%
Cash Management	778	901	824	(13.7%)	(5.6%)

Total AUM	$193,048	$248,239	$234,979	(22.2%)	(17.8%)

	Three Months Ended March 31,			Year Ended December 31,
	2020	2019		2019
AUM - Beginning of Period	$248,239	$214,734		$214,734
Net Flows	(4,913)	38		(9,074)
Market and foreign exchange appreciation (depreciation)	(50,278)	20,207		42,579

AUM - End of Period	$193,048	$234,979		$248,239

Average AUM	$221,534	$228,837		$234,374

% Change in average AUM	(3.2%)

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

LAZARD LTD

RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)

(unaudited)

	Three Months Ended
($ in thousands, except per share data)	March 31, 2020	December 31, 2019	March 31, 2019
Operating Revenue
Net revenue - U.S. GAAP Basis	$538,014	$721,341	$643,674
Adjustments:
(Revenue) loss related to noncontrolling interests (j)	2,772	(5,172)	(2,271)
(Gains) losses related to Lazard Fund Interests (“LFI”) and other similar arrangements	19,637	(9,539)	(13,870)
Distribution fees, reimbursable deal costs and bad debt expense (k)	(16,384)	(22,930)	(24,332)
Private Equity investment adjustment (l)	—	108	—
Interest expense	18,772	20,475	16,789
Losses associated with business realignment (m)	—	3,727	—

Operating revenue, as adjusted (b)	$562,811	$708,010	$619,990

Compensation and Benefits Expense
Compensation and benefits expense - U.S. GAAP Basis	$319,755	$427,308	$372,254
Adjustments:
Expenses associated with business realignment (m)	—	(7,516)	—
(Charges) credits pertaining to LFI and other similar arrangements	19,637	(9,539)	(13,870)
Compensation related to noncontrolling interests (j)	(1,706)	(3,147)	(1,890)

Compensation and benefits expense, as adjusted (c)	$337,686	$407,106	$356,494

Non-Compensation Expense
Non-compensation expense - Subtotal - U.S. GAAP Basis	$134,162	$175,559	$151,757
Adjustments:
Expenses associated with business realignment (m)	—	(5,112)	—
Expenses associated with ERP system implementation (n)	—	(4,166)	(3,205)
Expenses related to office space reorganization (o)	(3,664)	(3,568)	—
Distribution fees, reimbursable deal costs and bad debt expense (k)	(16,384)	(22,930)	(24,332)
Amortization and other acquisition-related costs (p)	(446)	(9,876)	(3,470)
Charges pertaining to Senior Debt refinancing (q)	—	—	(4,243)
Non-compensation expense related to noncontrolling interests (j)	(1,036)	(292)	(770)

Non-compensation expense, as adjusted (d)	$112,632	$129,615	$115,737

Pre-Tax Income and Earnings From Operations
Operating Income - U.S. GAAP Basis	$84,097	$118,977	$119,663
Adjustments:
Reduction of tax receivable agreement obligation (“TRA”)	—	(503)	—
Expenses associated with business realignment (m)	—	16,355	—
Expenses associated with ERP system implementation (n)	—	4,166	3,205
Expenses related to office space reorganization (o)	3,664	3,568	—
Acquisition-related costs (p)	—	9,594	3,039
Private Equity investment adjustment (l)	—	108	—
Charges pertaining to Senior Debt refinancing (q)	—	—	4,457
Net (income) loss related to noncontrolling interests (j)	5,691	(2,554)	566

Pre-tax income, as adjusted	93,452	149,711	130,930
Interest expense	18,772	20,474	16,575
Amortization (LAZ only)	269	1,104	254

Earnings from operations, as adjusted (e)	$112,493	$171,289	$147,759

Net Income attributable to Lazard Ltd
Net income attributable to Lazard Ltd - U.S. GAAP Basis	$64,022	$76,977	$97,042
Adjustments:
Reduction of tax receivable agreement obligation (“TRA”)	—	(503)	—
Expenses associated with business realignment (m)	—	16,355	—
Expenses associated with ERP system implementation (n)	—	4,166	3,205
Expenses related to office space reorganization (o)	3,664	3,568	—
Acquisition-related costs (p)	—	9,594	3,039
Private Equity investment adjustment (l)	—	108	—
Charges pertaining to Senior Debt refinancing (q)	—	—	4,457
Tax benefit allocated to adjustments	(1,134)	(4,997)	(2,206)

Net income, as adjusted (g)	$66,552	$105,268	$105,537

Diluted Weighted Average Shares Outstanding
Diluted Weighted Average Shares Outstanding - U.S. GAAP Basis	114,120,179	113,442,101	120,820,084
Adjustment: participating securities including profits interest participation rights	39,865	2,080,279	114,577

Diluted Weighted Average Shares Outstanding, as adjusted (h)	114,160,044	115,522,380	120,934,661
Diluted net income per share:
U.S. GAAP Basis	$0.56	$0.67	$0.80

Non-GAAP Basis, as adjusted	$0.58	$0.91	$0.87

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD

RECONCILIATION OF NON-COMPENSATION U.S. GAAP TO ADJUSTED (a)

(unaudited)

	Three Months Ended
($ in thousands)	March 31, 2020	December 31, 2019	March 31, 2019
Non-compensation expense - U.S. GAAP Basis:
Occupancy and equipment	$32,198	$34,045	$28,295
Marketing and business development	20,186	30,947	27,984
Technology and information services	31,358	38,783	32,055
Professional services	14,545	23,386	14,217
Fund administration and outsourced services	26,390	28,201	28,930
Amortization and other acquisition-related costs	446	9,876	3,470
Other	9,039	10,321	16,806

Non-compensation expense - Subtotal - U.S. GAAP Basis	$134,162	$175,559	$151,757

Non-compensation expense - Adjustments:
Occupancy and equipment (j) (m) (o)	($3,733)	($3,925)	($32)
Marketing and business development (j) (k) (m) (n)	(2,691)	(3,908)	(3,404)
Technology and information services (j) (k) (m) (n)	(435)	(4,426)	(3,274)
Professional services (j) (k) (m) (n) (o)	(1,778)	(3,825)	(1,365)
Fund administration and outsourced services (j) (k)	(12,120)	(13,756)	(15,909)
Amortization and other acquisition-related costs (m) (p)	(446)	(9,876)	(3,470)
Other (j) (k) (m) (n) (o) (q)	(327)	(6,228)	(8,566)

Subtotal Non-compensation adjustments	($21,530)	($45,944)	($36,020)

Non-compensation expense, as adjusted:
Occupancy and equipment	$28,465	$30,120	$28,263
Marketing and business development	17,495	27,039	24,580
Technology and information services	30,923	34,357	28,781
Professional services	12,767	19,561	12,852
Fund administration and outsourced services	14,270	14,445	13,021
Amortization and other acquisition-related costs	—	—	—
Other	8,712	4,093	8,240

Non-compensation expense, as adjusted (d)	$112,632	$129,615	$115,737

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD

Notes to Financial Schedules

(a)

Selected Summary Financial Information are non-GAAP measures. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

(b)

A non-GAAP measure which excludes (i) revenue related to noncontrolling interests (see (j) below), (ii) (gains)/losses related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, (iii) revenue related to distribution fees and reimbursable deal costs in accordance with the revenue recognition guidance and bad debt expense (see (k) below), (iv) for the three month period ended December 31, 2019, private equity investment adjustment (see (l) below), (v) interest expense primarily related to corporate financing activities, (vi) for the three month periods ended December 31, 2019 and March 31, 2019, excess interest expense pertaining to Senior Debt refinancing (see (q) below), and (vii) for the three month period ended December 31, 2019, losses associated with business realignment (see (m) below).

(c)

A non-GAAP measure which excludes (i) for the three month period ended December 31, 2019, expenses associated with business realignment plan (see (m) below), (ii) (charges)/credits related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, and (iii) compensation and benefits related to noncontrolling interests (see (j) below).

(d)

A non-GAAP measure which excludes (i) for the three month period ended December 31, 2019, expenses associated with business realignment plan (see (m) below), (ii) for the three month periods ended December 31, 2019 and March 31, 2019, expenses associated with ERP system implementation (see (n) below), (iii) for the three month periods ended March 31, 2020 and December 31, 2019, expenses related to office space reorganization (see (o) below), (iv) expenses related to distribution fees and reimbursable deal costs in accordance with the revenue recognition guidance and bad debt expense (see (k) below), (v) amortization and other acquisition-related costs (see (p) below), (vi) for the three month period ended March 31, 2019, charges pertaining to Senior Debt refinancing (see (q) below), and (vii) expenses related to noncontrolling interests (see (j) below).

(e)

A non-GAAP measure which excludes (i) for the three month period ended December 31, 2019, a benefit realting to the reduction in our Tax Receivable Agreement obligation, (ii) for the three month period ended December 31, 2019, expenses associated with business realignment plan (see (m) below), (iii) for the three month periods ended December 31, 2019 and March 31, 2019, expenses associated with ERP system implementation (see (n) below), (iv) for the three month periods ended March 31, 2020 and December 31, 2019, expenses related to office space reorganization (see (o) below), (v) amortization and for the three month periods ended December 31, 2019 and March 31, 2019, other acquisition-related costs (see (p) below), (vi) for the three month period ended December 31, 2019, private equity investment adjustment (see (l) below), (vii) for the three month period ended March 31, 2019, charges pertaining to Senior Debt refinancing (see (q) below), (viii) net revenue and expenses related to noncontrolling interests (see (j) below), and (ix) interest expense primarily related to corporate financing activities.

(f)	Represents earnings from operations as a percentage of operating revenue, and is a non-GAAP measure.
(g)

A non-GAAP measure which excludes (i) for the three month period ended December 31, 2019, a benefit relating to the reduction in our Tax Receivable Agreement obligation, (ii) for the three month period ended December 31, 2019, expenses associated with business realignment plan (see (m) below), (iii) for the three month periods ended December 31, 2019 and March 31, 2019, expenses associated with ERP system implementation (see (n) below), (iv) for the three month periods ended March 31, 2020 and December 31, 2019, expenses related to office space reorganization (see (o) below), (v) for the three month periods ended December 31, 2019 and March 31, 2019, acquisition-related costs (see (p) below), (vi) for the three month period ended December 31, 2019, private equity investment adjustment, (see (l) below), and (vii) for the three month period ended March 31, 2019, charges pertaining to Senior Debt refinancing (see (q) below), net of tax benefits.

(h)

A non-GAAP measure which includes units of the long-term incentive compensation program consisting of profits interest participation rights, which are equity incentive awards that, subject to certain conditions, may be exchanged for shares of our common stock. Certain profits interest participation rights and other participating securities may be excluded from the computation of outstanding stock equivalents for U.S. GAAP net income per share.

(i)

Effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income, generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments. The computation is based on a quotient, the numerator of which is the provision for income taxes of $26,900, $44,442, and $25,393 for the three month periods ended March 31, 2020, December 31, 2019, and March 31, 2019, respectively, and the denominator of which is pre-tax income of $93,452, $149,711, and $130,930 for the three month periods ended March 31, 2020, December 31, 2019, and March 31, 2019, respectively.

(j)	Noncontrolling interests include revenue and expenses related to Edgewater and ESC funds.
(k)

Represents certain distribution fees and reimbursable deal costs paid to third parties for which an equal amount is excluded from both non-GAAP operating revenue and non-compensation expense, respectively, and excludes bad debt expense, which represents fees that are deemed uncollectible.

(l)	Represents write-down of private equity investment to potential transaction value.
(m)	Represents expenses and losses associated with a business realignment which included employee reductions and the closing of subscale offices and investment strategies.
(n)	Represents expenses associated with Enterprise Resource Planning (ERP) system implementation.
(o)	Represents incremental rent expense related to office space reorganization.
(p)	Primarily represents the change in fair value of the contingent consideration associated with certain business acquisitions.
(q)

The company incurred charges related to the extinguishment of the remaining 4.25% Senior Notes maturing in November 2020. $168 million of the 2020 Notes were redeemed in March 2019 and the remaining $82 million have been redeemed in April 2019. The charges include a pre-tax loss on the extinguishment of $6.5 million and excess interest expense of $0.3 million (due to the period of time between the issuance of the 2029 notes and the settlement of the 2020 notes).

NM Not meaningful